                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) February 16, 2001
       -------------------------------------------------------------------

                                NETSILICON, INC.
                                ----------------
               (Exact name of registrant as specified in charter)


     Massachusetts                   0-26761                     04-2826579
----------------------------       ------------             -------------------
(State or other jurisdiction       (Commission                (IRS Employer
    of incorporation)              File Number)             Identification No.)


                  411 Waverley Oaks Rd., Bldg. 227, Waltham, MA
                                      02452
                                      -----
                    (Address of principal executive offices)
                                   (Zip Code)


         Registrant's telephone number, including area code 781-647-1234
         ---------------------------------------------------------------

                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report.)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

On March 2, 2001, NetSilicon, Inc. ("NetSilicon") filed a Form 8-K to report its acquisition of Dimatech Corporation ("Dimatech"). NetSilicon purchased all of the equity securities of Dimatech pursuant to a Stock Purchase Agreement, dated as of February 16, 2001, by and among Dimatech, Hiroyuki Kataoka and NetSilicon. Pursuant to Item 7 of Form 8-K, NetSilicon indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 is filed to provide the required financial information.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


INDEPENDENT AUDITORS' REPORT

To the Board of Directors
NetSilicon, Inc.

We have audited the accompanying balance sheets of NetSilicon Japan, Inc. (formerly named Dimatech Corporation) as of October 31, 2000 and December 31, 1999, and the related statements of income, shareholders' equity and cash flows for the ten month period ended October 31, 2000 and the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NetSilicon Japan, Inc. at October 31, 2000 and December 31, 1999, and the results of its operations and its cash flows for the ten month period ended October 31, 2000, and the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.


                                                        BDO Sanyu & Co.


Tokyo, Japan
March 16, 2001

                             NETSILICON JAPAN, INC.
                                 BALANCE SHEETS

                                              OCTOBER 31,         DECEMBER 31,
                                                 2000                 1999
================================================================================

ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                  $ 1,339,844          $ 1,428,908
   Trade accounts receivable (Note 3)           2,372,720              796,765
   Less allowance for doubtful receivables         21,494                9,228
--------------------------------------------------------------------------------

       Net trade accounts receivables           2,351,226              787,537

   Inventories                                    390,284              167,507
   Deferred income taxes (Note 5)                   9,800               11,757
   Prepaid expenses and others                          -               90,376
--------------------------------------------------------------------------------

       Total current assets                     4,091,154            2,486,085
--------------------------------------------------------------------------------

NONCURRENT ASSETS:
   Property, plant and equipment:
     Leasehold improvements                         7,369                7,848
     Motor vehicles                                     -               33,978
     Furniture and fixtures                        29,564               23,026
--------------------------------------------------------------------------------

                                                   36,933               64,852

     Less accumulated depreciation                 25,492               15,695
--------------------------------------------------------------------------------

       Net property, plant and equipment           11,441               49,157
--------------------------------------------------------------------------------

OTHER ASSETS:
   Lease deposits                                  51,939               54,970
   Refundable insurance premiums                      178                  189
   Long-term prepaid expenses and others            3,032                5,575
--------------------------------------------------------------------------------

                                                   55,149               60,734
--------------------------------------------------------------------------------

       Total noncurrent assets                     66,590              109,891
--------------------------------------------------------------------------------

       Total assets                           $ 4,157,744          $ 2,595,976
================================================================================


                See accompanying notes to financial statements.

                             NETSILICON JAPAN, INC.
                                 BALANCE SHEETS

                                                       OCTOBER 31,  DECEMBER 31,
                                                          2000          1999
================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current portion of long-term debt (Note 4)          $         -   $   136,641
   Trade accounts payable (Note 3)                       1,969,831       888,243
   Other payables                                          432,773       100,322
   Dividend payable (Notes 3 and 6)                        550,206             -
   Consumption tax payable                                   8,484       125,018
   Income tax payable (Note 5)                             329,770       489,384
--------------------------------------------------------------------------------

     Total current liabilities                           3,291,064     1,739,608

NONCURRENT LIABILITIES:
   Long-term debt (Note 4)                                       -       201,934
--------------------------------------------------------------------------------

     Total liabilities                                   3,291,064     1,941,542
--------------------------------------------------------------------------------
CONTINGENCIES AND COMMITMENTS (Note 7)

SHAREHOLDERS' EQUITY:
   Common stock, $432 par value, 800 shares
     authorized, 200 shares issued and outstanding          86,430        86,430
   Retained earnings (Note 6)                              754,571       502,417
   Accumulated other comprehensive income                   25,679        65,587
--------------------------------------------------------------------------------

     Total shareholders' equity                            866,680       654,434
--------------------------------------------------------------------------------

     Total liabilities and shareholders' equity        $ 4,157,744   $ 2,595,976
================================================================================

                See accompanying notes to financial statements.

                             NETSILICON JAPAN, INC.
                              STATEMENTS OF INCOME


                                                        FOR THE
                                                       TEN MONTH      FOR THE
                                                         ENDED       YEAR ENDED
                                                       OCTOBER 31,  DECEMBER 31,
                                                         2000          1999
================================================================================

NET SALES AND COMMISSION INCOME                       $11,541,506    $9,368,061
--------------------------------------------------------------------------------


COST OF SALES (Note 3)                                  8,130,276     7,505,069

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (Note 3)   2,218,800       868,786
--------------------------------------------------------------------------------

     Total cost and expenses                           10,349,076     8,373,855
--------------------------------------------------------------------------------

OPERATING INCOME                                        1,192,430       994,206
--------------------------------------------------------------------------------

OTHER INCOME (EXPENSES):
   Interest income                                          4,485         1,430
   Interest expenses                                      (10,727)      (23,711)
   Exchange gain (loss), net                              188,434       (67,739)
--------------------------------------------------------------------------------

   Other income (expense), net                            182,192       (90,020)
--------------------------------------------------------------------------------

NET INCOME BEFORE TAX                                   1,374,622       904,186
--------------------------------------------------------------------------------

INCOME TAXES (Note 5):
   Current                                                571,022       458,986
   Deferred                                                 1,240       (10,158)
--------------------------------------------------------------------------------

                                                          572,262       448,828
--------------------------------------------------------------------------------

NET INCOME                                            $   802,360    $  455,358
================================================================================

NET INCOME PER SHARE                                  $     4,012    $    2,277
================================================================================

                See accompanying notes to financial statements.

                            NETSILICON JAPAN, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                        ACCUMULATED
                                                                           OTHER          TOTAL
                                              COMMON        RETAINED   COMPREHENSIVE  SHAREHOLDERS'  COMPREHENSIVE
                                              STOCK         EARNINGS      INCOME         EQUITY         INCOME
==================================================================================================================

BALANCE AT DECEMBER 31, 1998                 $ 86,430      $  47,059      $       -    $  133,489

   Net income                                       -        455,358              -       455,358    $455,358

   Foreign currency translation adjustments         -              -         65,587        65,587      65,587
                                                                                                     --------
   Comprehensive income                             -              -              -             -    $520,945
                                                                                                     ========
------------------------------------------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1999                   86,430        502,417         65,587       654,434           -

   Net income                                       -        802,360              -       802,360    $802,360

   Dividends declared (Notes 3 and 6)               -       (550,206)             -      (550,206)

   Foreign currency translation adjustments         -              -        (39,908)      (39,908)    (39,908)
                                                                                                     --------
   Comprehensive income                             -              -              -             -    $762,452
                                                                                                     ========
------------------------------------------------------------------------------------------------------------------

BALANCE AT OCTOBER 31, 2000                  $ 86,430      $ 754,571      $  25,679    $  866,680
==================================================================================================================


                See accompanying notes to financial statements.

                             NETSILICON JAPAN, INC.
                            STATEMENTS OF CASH FLOWS

                                                                   FOR THE
                                                                 TEN MONTHS      FOR THE
                                                                    ENDED       YEAR ENDED
                                                                 OCTOBER 31,   DECEMBER 31,
                                                                    2000          1999
===========================================================================================

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                    $   802,360    $  455,358
   Adjustments to reconcile net income to net cash provided by
     (used for) operating activities:
     Depreciation and amortization                                    21,012        13,200
     Allowance for doubtful accounts                                  12,829         3,868
     Exchange gain                                                   (34,425)       (4,420)
     Loss on sales of property, plant and equipment                      232         9,360
     Deferred income tax                                               1,240       (10,159)
     Decrease (increase) in assets:
       Trade accounts receivable                                  (1,624,542)     (334,276)
       Inventories                                                  (232,992)       (5,577)
       Prepaid expenses and other                                     84,865       (38,116)
     Increase (decrease) in liabilities:
       Trade accounts payable                                      1,135,754        46,044
       Income taxes payable                                         (129,771)      412,801
       Consumption tax payable                                      (108,910)      111,959
       Other payable                                                 338,568        53,728
-------------------------------------------------------------------------------------------
           Net cash provided by operating activities                 266,220       713,770
-------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property and equipment                              (7,943)      (56,321)
   Proceeds from sale of property, plant and equipment                21,416        16,777
   Other non-current assets                                            1,882       (44,528)
-------------------------------------------------------------------------------------------
           Net cash provided by (used in) investing activities        15,355       (84,072)
-------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase of debts                                                       -       353,200
   Repayments of debts                                              (317,928)      (52,627)
-------------------------------------------------------------------------------------------
           Net cash provided by (used for) financing activities     (317,928)      300,573
-------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS         (52,711)      148,888
NET CHANGE IN CASH AND CASH EQUIVALENTS                              (36,353)      930,271
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD               1,428,908       349,749
-------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD                   $ 1,339,844    $1,428,908
===========================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
     Income taxes                                                $   700,793    $   51,079
     Interest paid                                               $    10,727    $   26,223


                See accompanying notes to financial statements.

                            NETSILICON JAPAN, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF
     SIGNIFICANT
     ACCOUNTING
     POLICIES

     Basis of Financial       NetSilicon Japan, Inc. (the "Company") maintains
     Statements               its books of account in conformity with the
                              financial accounting standards of Japan. The financial statements presented herein have been prepared in a manner to reflect the adjustments which are necessary to conform them with the generally accepted accounting principles of the United States.

     Use of Estimates         Management of the Company has made a number of
                              estimates and assumptions related to the reporting of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles of the United States. Actual results could differ from those estimates.

     Revenue Recognition      Sales of products are recognized when products are
                              delivered to customers. Commission income is mainly comprised of territory commissions, which the Company earns if suppliers sell products directly or indirectly to Japanese manufacturers.
                              Commission income is mainly recognized when suppliers submit sales reports of the products to the Company.

     Cash and                 Cash and cash equivalents include cash on hand,
     Cash Equivalents         demand deposits with banks and all highly liquid
                              investments with original maturities of three months or less.

     Inventories              Inventories are stated at cost, which is
                              substantially determined by the individual identification method.

     Foreign Currency         Transactions in foreign currencies are translated
     Transactions             at the rates ruling on the dates of the
                              transactions. Monetary assets and liabilities denominated in foreign currencies are converted at the rates ruling on the balance sheet date. Gains and losses arising on exchange are dealt with in the profit and loss account (see Note 2).

                             NETSILICON JAPAN, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


1.   SUMMARY OF
     SIGNIFICANT
     ACCOUNTING
     POLICIES
     (Continued)

     Property, Equipment      Property and equipment are stated at cost. Normal
     and Depreciation         maintenance and repair costs are charged to income
                              as incurred, and costs for improvements, which substantially increase the useful lives of existing assets, are capitalized. The costs of minor additions are charged to operations when acquired. Gains and losses on disposal of fixed assets are included in income when incurred.

                              Depreciation is computed using the declining balance method. The following lives were used in computing annual depreciation expense:

                              Category                                    Years
                              ==================================================

                              Leasehold improvements                         7
                              Furniture and fixtures                         3
                              Machinery and equipment                      2-4

     Income Taxes             Income taxes are accounted for under the asset and
                              liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                             NETSILICON JAPAN, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


2.   BASIS OF            Monetary assets and liabilities are translated into
     TRANSLATING         United States dollars at year-end exchange rates and
     FINANCIAL           non-monetary items are translated at historical rates.
     STATEMENTS          Revenues and expenses are translated at average
                         exchange rates in effect during the period. Resulting translation adjustments are recorded as a component of accumulated other comprehensive income in shareholders' equity.


3.   RELATED PARTY       Mr. Hiroyuki Kataoka, a former Representative Director,
     TRANSACTIONS        established the Company in March 1991. He resigned as a
                         director on October 10, 2000, however at October 31,
                         2000, Mr. Hiroyuki Kataoka substantially wholly owned the shares of the Company. Transactions between the Company and Mr. Kataoka, except for his remuneration, were summarized as follows:

                                                    OCTOBER 31,   DECEMBER 31,
                                                        2000         1999
                 ==============================================================

                 Sale of a motor vehicle at price
                 of its net book value               $   21,416       $  -

                 Retirement benefits approved at
                   the extraordinary shareholders'
                   meeting held on October 10, 2000  $1,063,732       $  -

                 Cash dividends payable              $  550,206       $  -

                         Mr. Noriaki Morikawa was a director of the Company and in charge of the Company's day to day operations through the end of 2000, although he resigned as a director on February 16, 2001. He is engaged in another company named Zizco Corporation. Zizco Corporation is wholly-owned by him. The Company did not pay his remuneration, but instead paid a commission to Zizco Corporation, which amounted to $139,844 and $84,775 for the ten month ended October 31, 2000 and the year ended December 31, 1999, respectively. Zizco Corporation shares office space with the Company, and paid rental fees to the Company, which amounted to $19,087 and $12,651 for the ten month ended October 31, 2000 and the year ended December 31, 1999, respectively.

                             NETSILICON JAPAN, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

3.   RELATED PARTY       Mr. Scott A. Keller was a director of the Company and
     TRANSACTIONS        in-charge of the Company's R & D activities through the
     (Continued)         end of 1999. He was engaged in another company named
                         Imagine-It, Inc. The Company did not pay his remuneration, but instead paid a commission to Imagine-It, Inc. in amount of $60,070 for the year ended December 31, 1999. Since 2000, there have no longer been transactions between the Company and Imagine-It, Inc. He resigned as a director on February
                         16, 2001.

                         In the course of the acquisition of the Company by NetSilicon, Inc., on February 16, 2001, Mr. Hiroyuki Kataoka exchanged his shares of the Company for 241,667 shares of NetSilicon, Inc. and cash amounting to US $250,000.


4.   LOANS PAYABLE       Loans payable as of December 31, 1999 consisted of bank
                         loans with floating interest rates based on the `Prime
                         Rate'. These bank loans were in the form of a financing agreement, which requires the Company to pay monthly installments. The interest rates were 2.5% - 3.025%. In addition, the Company paid 0.5% - 0.95% guarantee fees to a Government financial institution. Mr. Hiroyuki
                         Kataoka, a former Representative Director, personally guaranteed the bank loans.

                         During 2000, the Company repaid the loans before their maturities.

 5.  INCOME TAXES        The Company is subject to a number of different taxes
                         based on income, which in the aggregate resulted in a normal tax rate of approximately 42.0% in 2000 and 47.5% in 1999.

                         The effective income tax rates differ from the normal rates for the following reasons:

                                                      OCTOBER 31,  DECEMBER 31,
                                                         2000          1999
            ===================================================================

            Normal income tax rates                     42.0%         47.5%
               Expenses not deductible for tax
                 purposes                                0.1           0.1
               Effect on change in tax rates               -           0.2
               Tax on retained earnings for
                 private companies                         -           2.2
               Effect on reduced tax rates applied
                 for small companies                    (0.5)         (0.4)
            --------------------------------------------------------------------

            Effective tax rates                         41.6%         49.6%
            ===================================================================

                             NETSILICON JAPAN, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


5.   INCOME TAXES        The tax effects of temporary differences that give rise
                         to significant portions of the deferred tax assets and liabilities at October 31, 2000 and December 31, 1999 are presented as follows:

                                                      OCTOBER 31,  DECEMBER 31,
                                                         2000          1999
               ================================================================

               Deferred tax assets:
                  Accrued business tax                   $ 31,357    $ 42,048
                  Accrued salaries                              -       2,547
                  Allowance for doubtful receivables        9,028           -
                  Others                                       38           -
               ----------------------------------------------------------------

                                                           40,423      44,595
               ----------------------------------------------------------------

               Deferred tax liabilities:
                  Prepaid office rent                           -      32,838
                  Exchange gains                           30,623           -
               ----------------------------------------------------------------

                                                           30,623      32,838
               ----------------------------------------------------------------
               Net deferred tax assets                   $  9,800    $ 11,757
               ================================================================

                         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefit of these deductible differences at October 31, 2000 and December 31, 1999.

                             NETSILICON JAPAN, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

6.   DIVIDENDS AND LEGAL The Japanese Commercial Code provides that earnings in
     RESERVES an amount equal to at least 10% of all appropriations of retained earnings that are paid in cash, such as cash dividends and bonuses to directors, shall be appropriated as a legal reserve until such reserve equals 25% of stated capital. This reserve is not available for dividends and bonuses to directors but may be used to reduce a deficit or may be transferred to stated capital.

                         Cash dividends of $550,206 and appropriations to the legal reserves of $22,925 are included in retained earnings for the ten month ended October 31, 2000.

7.   CONTINGENCIES AND   The Company leases space for its head office and
     COMMITMENTS         parking. Leases of space are under the conditions of
                         operating lease agreements cancelable on demand by writing 6 months prior to expiration of these agreements, but are expected to be renewed due to the Company's continued business operations.

                         Rental expenses paid and accrued under all the above lease agreements for the ten months ended October 31, 2000 and the year ended December 31, 1999 were charged to income in the amount of $73,418 and $46,366, respectively.

                         Receivables factored, but not matured as of the end of the fiscal period 2000 and 1999 amounted to $361,978 and $1,217,517, respectively.

(b)  PRO FORMA FINANCIAL INFORMATION

     The accompanying unaudited pro forma combined financial statements contain certain restated financial information. The financial information reflects the combined pro forma financial position and results of operations of NetSilicon, Inc. ("NetSilicon") and Dimatech Corporaton ("Dimatech"), for all periods presented, giving effect to NetSilicon's acquisition of Dimatech as if it had occurred on October 28, 2000 for balance sheet purposes and at February 1, 1999 for purposes of preparing the combined statements of operations. The accompanying Pro Forma Combined Statement of Operations (the "Pro Forma Statement of Operations") for the year ended January 31, 2000 reflects the results of operations of Netsilicon for the year ended January 31, 2000 combined with the results of operations of Dimatech for the year ended December 31, 1999. The Pro Forma Statement of Operations for the nine month period ended October 28, 2000 reflects the operations of NetSilicon for the nine month period ended October 28, 2000 combined with the results of operations of Dimatech for the nine month period ended October 31, 2000. The unaudited Pro Forma Combined Balance Sheet (the "Pro Forma Balance Sheet") at October 28, 2000 reflects the balance sheet of NetSilicon at October 28, 2000 combined with the balance sheet of Dimatech at October 31, 2000. The pro forma adjustments included in the pro forma financial statements do not include adjustments to align the fiscal periods of NETsilicon and Dimatech as these adjustments would not have a significant impact on the pro forma financial statements.

     The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of future operating results or financial position.

                                NETSILICON, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET


                                                NETSILICON       DIMATECH       PRO FORMA
                                                OCTOBER 28,     OCTOBER 31,    ADJUSTMENTS          PRO FORMA
                                                  2000             2000          (NOTE 4)            COMBINED
                                                ------------    ------------   -----------        ------------
                      ASSETS
CURRENT ASSETS
    Cash and equivalents ....................   $  7,091,200    $  1,339,900   $  (250,000)(a)    $  8,181,100
    Short-term investments ..................      8,068,100            --              --           8,068,100
    Accounts receivable, net ................      5,547,400       2,351,200    (1,745,300)(b)       6,153,300
    Inventory, net ..........................      6,604,100         390,300      (195,150)(c)       6,799,250
    Prepaid expenses and other current assets      1,710,300           9,800            --           1,720,100
                                                ------------    ------------   -----------        ------------
       TOTAL CURRENT ASSETS .................     29,021,100       4,091,200    (2,190,450)         30,921,850

PROPERTY AND EQUIPMENT, NET .................      2,527,600          11,400             --          2,539,000

INTANGIBLE ASSETS, NET ......................      2,499,400            --         622,400 (d)       3,121,800

OTHER ASSETS ................................      2,117,100          55,100            --           2,172,200
                                                ------------    ------------   -----------        ------------

TOTAL ASSETS ................................   $ 36,165,200    $  4,157,700   $(1,568,050)       $ 38,754,850
                                                ============    ============   ===========        ============

       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable ........................   $  4,392,100    $  1,969,800   $(1,745,300)(b)    $  4,616,600
    Due to affiliate ........................        223,000            --              --             223,000
    Dividend payable ........................           --           550,200            --             550,200
    Income tax payable ......................           --           329,800            --             329,800
    Other current liabilities ...............      3,400,000         441,200            --           3,841,200
                                                ------------    ------------   -----------        ------------
       TOTAL CURRENT LIABILITIES ............      8,015,100       3,291,000    (1,745,300)          9,560,800
                                                ------------    ------------   -----------        ------------

STOCKHOLDER'S EQUITY
    Preferred stock .........................           --              --             --                   --
    Common stock
       Issued and outstanding:
       Voting ...............................         62,800          86,400       (84,000)(a,e)        65,200
       Non-voting ...........................         75,000            --              --              75,000
    Additional paid-In capital ..............     28,187,400            --       1,236,700 (a)      29,424,100
    Accumulated other comprehensive income ..          8,000          25,700       (25,700)(e)           8,000
    Retained earnings (accumulated deficit) .       (183,100)        754,600      (949,750)(c,e)      (378,250)
                                                ------------    ------------   -----------        ------------
       TOTAL STOCKHOLDERS' EQUITY ...........     28,150,100         866,700       177,250          29,194,050
                                                ------------    ------------   -----------        ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..   $ 36,165,200    $  4,157,700   $(1,568,050)       $ 38,754,850
                                                ============    ============   ===========        ============


       See accompanying notes to pro forma combined financial statements.

                                NETSILICON, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


                                                                    NINE MONTHS ENDED
                                                          -----------------------------------
                                                                                                 PRO FORMA
                                                             NETSILICON       DIMATECH          ADJUSTMENTS         PRO FORMA
                                                          OCTOBER 28, 2000   OCTOBER 31, 2000     (NOTE 4)           COMBINED
                                                          ----------------   ----------------   ------------       ------------

NET SALES ............................................      $ 29,554,600      $ 10,998,600      $(8,765,500)(f,g)  $ 31,787,700

COST OF SALES ........................................        12,069,700         7,677,200       (7,600,000)(f)      12,146,900
                                                            ------------      ------------      -----------        ------------

    GROSS MARGIN .....................................        17,484,900         3,321,400       (1,165,500)         19,640,800
                                                            ------------      ------------      -----------        ------------

OPERATING EXPENSES:
    Selling and marketing ............................         8,151,300         2,176,800       (1,165,500)(g)       9,162,600
    Engineering, research and development ............         4,693,500              --                 --           4,693,500
    General and administrative .......................         3,124,800              --                 --           3,124,800
    Amortization of goodwill and purchased intangibles              --                --             93,400 (h)          93,400
                                                            ------------      ------------      -----------        ------------
        TOTAL OPERATING EXPENSES .....................        15,969,600         2,176,800       (1,072,100)         17,074,300
                                                            ------------      ------------      -----------        ------------

OPERATING INCOME .....................................         1,515,300         1,144,600          (93,400)          2,566,500

    Other income .....................................           683,100           181,800               --             864,900
                                                            ------------      ------------      -----------        ------------

INCOME BEFORE TAXES ON INCOME ........................         2,198,400         1,326,400          (93,400)          3,431,400

    Taxes on income ..................................              --             572,300               --             572,300
                                                            ------------      ------------      -----------        ------------

NET INCOME (LOSS) ....................................      $  2,198,400      $    754,100      $   (93,400)       $  2,859,100
                                                            ============      ============      ===========        ============

NET INCOME (LOSS) PER COMMON SHARE
        Basic ........................................      $       0.16                                           $       0.21
                                                            ============                                           ============

        Diluted ......................................      $       0.14                                           $       0.18
                                                            ============                                           ============

SHARES USED IN PER SHARE CALCULATION
        Basic ........................................        13,636,354                            241,667          13,878,021
                                                            ============                        ============       ============

        Diluted ......................................        15,911,922                            241,667          16,153,589
                                                            ============                        ============       ============

       See accompanying notes to pro forma combined financial statements.

                                NETSILICON, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


                                                                      YEAR ENDED
                                                         ------------------------------------
                                                                                                  PRO FORMA
                                                            NETSILICON          DIMATECH         ADJUSTMENTS          PRO FORMA
                                                         JANUARY 31, 2000    DECEMBER 31, 1999     (NOTE 4)            COMBINED
                                                         ----------------   -----------------    ------------        ------------

NET SALES ............................................      $ 31,840,900       $  9,368,100      $ (8,708,200)(f,g)  $ 32,500,800

COST OF SALES ........................................        15,422,900          7,505,100        (7,500,000)(f)      15,428,000
                                                            ------------       ------------      ------------        ------------

    GROSS MARGIN .....................................        16,418,000          1,863,000        (1,208,200)         17,072,800
                                                            ------------       ------------      ------------        ------------

OPERATING EXPENSES:
    Selling and marketing ............................         7,560,300            868,800        (1,208,200)(g)       7,220,900
    Engineering, research and development ............         3,083,500               --                  --           3,083,500
    General and administrative .......................         3,550,500               --                  --           3,550,500
    Amortization of goodwill and purchased intangibles              --                 --             124,500 (h)         124,500
                                                            ------------       ------------      ------------        ------------
       TOTAL OPERATING EXPENSES ......................        14,194,300            868,800        (1,083,700)         13,979,400
                                                            ------------       ------------      ------------        ------------

OPERATING INCOME .....................................         2,223,700            994,200          (124,500)          3,093,400

    Other income (expense) ...........................          (206,100)           (90,000)               --            (296,100)
                                                            ------------       ------------      ------------        ------------

INCOME BEFORE TAXES ON INCOME ........................         2,017,600            904,200          (124,500)          2,797,300

    Taxes on income ..................................                --            448,800                --             448,800
                                                            ------------       ------------      ------------        ------------

NET INCOME (LOSS) ....................................      $  2,017,600       $    455,400      $   (124,500)       $  2,348,500
                                                            ============       ============      ============        ============

NET INCOME (LOSS) PER COMMON SHARE
       Basic .........................................      $       0.18                                                     0.20
                                                            ============                                             ============

       Diluted .......................................      $       0.17                                             $       0.19
                                                            ============                                             ============

SHARES USED IN PER SHARE CALCULATION
       Basic .........................................        11,326,600                              241,667          11,568,267
                                                            ============                         ============        ============

       Diluted .......................................        11,978,200                              241,667          12,219,867
                                                            ============                         ============        ============


       See accompanying notes to pro forma combined financial statements.

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.   BASIS OF PRESENTATION

     The accompanying unaudited pro forma combined financial statements and related notes of NetSilicon are unaudited. In the opinion of management, the pro forma financial statements include all adjustments necessary for a fair presentation of NetSilicon's financial position and results of operations for the periods presented. These financial statements should be read in conjunction with the audited financial statements and accompanying notes included in the Company's 2000 Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on May 1, 2000.

     In accordance with the rules and regulations of the Securities and Exchange Commission, unaudited combined financial statements may omit or condense certain information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, NetSilicon believes that the notes to the combined financial statements contain disclosures adequate to make the information presented not misleading.

     The pro forma financial statements are prepared in conformity with generally accepted accounting principles which require management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

     The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of NetSilicon after the acquisition of Dimatech, or of the financial position or results of operations of NetSilicon that would have actually occurred had the acquisition of Dimatech been effected on February 1, 1999.

2.   PERIODS PRESENTED

     NetSilicon's fiscal year ends on January 31. Prior to the acquistion, Dimatech's fiscal year ended December 31. The accompanying Pro Forma Statements of Operations for the year ended January 31, 2000 reflect the results of operations of NetSilicon for the year ended January 31, 2000 combined with the results of operations of Dimatech for the year ended December 31, 1999. The Pro Forma Statements of Operations for the nine month period ended October 28, 2000 reflect the operations of NetSilicon for the nine month period ended October 28, 2000 combined with the results of operations of Dimatech for the nine month period ended October 31, 2000. The Pro Forma Balance Sheet at October 28, 2000 reflects the balance sheet of NetSilicon at October 28, 2000 combined with the balance sheet of Dimatech at October 31, 2000. The pro forma adjustments included in the pro forma financial statements do not include adjustments to align the fiscal periods of NetSilicon and Dimatech as these adjustments would not have a significant impact on the pro forma financial statements.

3.   PURCHASE PRICE ALLOCATION AND ACQUISITION COSTS

     On February 16, 2001, NetSilicon purchased all of the equity securities of Dimatech. Prior to the acquisition, Dimatech was a major distributor of NetSilicon's product in Japan.

     The purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition date. The following represents a preliminary allocation of the purchase price and is subject to change.

     Cash............................   $  761,400
     Accounts receivable, net........    1,017,900
     Other tangible assets...........      161,800
     Customer list...................      351,400
     Workforce.......................      148,000
                                        ----------
     Total purchase price............   $2,440,500
                                        ==========

     The purchase price consists of 241,667 shares of the common stock of NetSilicon valued at $1,239,100 based on the average NetSilicon stock price during a period of five business days before and after the acquisition date, $250,000 of cash and assumed liabilities of approximately $834,900. NetSilicon incurred approximately $116,500 of costs associated with the acquisition, including fees for legal, accounting and consulting.

4.   PRO FORMA ADJUSTMENTS

     The following pro forma adjustments have been made to the historical financial statements of NetSilicon and Dimatech based upon assumptions made by management for the purpose of preparing the unaudited Pro Forma Statements of Operations and Pro Forma Balance sheet.

     (a) To record the payment of $250,000 and the issuance of NetSilicon shares.

     (b) To eliminate receivable and payable accounts between NetSilicon and Dimatech.

     (c)  To eliminate profit on inventory sold to Dimatech.

     (d) To record the preliminary allocation of the purchase price to purchased intangible assets.

     (e)  To eliminate the Dimatech common stock and retained earnings accounts.

     (f)  To eliminate the effect of sales made by NetSilicon to Dimatech.

     (g)  To eliminate the effect of commissions paid by Netsilicon to Dimatech.

     (h)  To record amortization expense for purchased intangible assets.

5.   PRO FORMA EARNINGS PER SHARE

     Basic earnings (loss) per share is computed based on the weighted average number of shares outstanding during the historical period plus the effect of shares issued in connection with the acquisition of Dimatech. Diluted earnings (loss) per share is computed based on the weighted average number of shares outstanding during the historical period plus shares issued in connection with the acquisition of Dimatech and the effect of dilutive potential common shares which consist of shares issuable under stock benefit plans.

(c)  EXHIBITS

     EXHIBIT NO.    EXHIBIT DESCRIPTION
     -----------    -------------------

      2.1 Stock Purchase Agreement, dated as of February 16, 2001, by and among Dimatech Corporation, Hiroyuki Kataoka and NetSilicon, Inc. (filed as Exhibit 4.1 to our Registration Statement on Form S-3 (File No. 333-56228)).

     99.1 Press release, dated February 20, 2001 announcing the Stock Purchase Agreement and acquisition of Dimatech Corporation (Exhibit incorporated by reference to the exhibit previously filed with the SEC on Form 8-K on March 2, 2001).

                                    SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               NETSILICON, INC.

May 1, 2001                                    By: /s/ Daniel J. Sullivan
-----------                                        ---------------------------
                                               Name:  Daniel J. Sullivan
                                               Title: Vice President, Finance
                                                      Chief Financial Officer

                                  EXHIBIT INDEX


     EXHIBIT NO.    EXHIBIT DESCRIPTION
     -----------    -------------------

      2.1 Stock Purchase Agreement, dated as of February 16, 2001, by and among Dimatech Corporation, Hiroyuki Kataoka and NetSilicon, Inc. (filed as Exhibit 4.1 to our Registration Statement on Form S-3 (File No. 333-56228)).

     99.1 Press release, dated February 20, 2001 announcing the Stock Purchase Agreement and acquisition of Dimatech Corporation (Exhibit incorporated by reference to the exhibit previously filed with the SEC on Form 8-K on March 2, 2001).